                                                                      Exhibit 16

                               POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, Donald W. Burton, Laurie
Simon Hodrick, John F. O'Brien, David H. Walsh and Fred G. Weiss, the
Directors/Trustees and/or the Officers of each of the registered investment companies listed below, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll, Jr., Donald C.
Burke, Andrew J. Donohue, Michael G. Clark and Alice A. Pellegrino or any of
them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for or on behalf of each of the following registered investment companies and to file the same, with all exhibits thereto, with the
Securities and Exchange Commission: Master Basic Value Trust; Master Value
Opportunities Trust; Mercury Basic Value Fund, Inc.; Merrill Lynch Balanced
Capital Fund, Inc.; Merrill Lynch Basic Value Fund, Inc.; Merrill Lynch
Disciplined Equity Fund, Inc.; Merrill Lynch Global Growth Fund, Inc.; Merrill
Lynch Index Funds, Inc.; Merrill Lynch Natural Resources Trust; Merrill Lynch
Strategy Series, Inc.; Merrill Lynch Ready Assets Trust; Merrill Lynch Series
Fund, Inc.; Merrill Lynch Value Opportunities Fund, Inc.; Merrill Lynch U.S.
Treasury Money Fund; Merrill Lynch U.S.A. Government Reserves; MuniYield Florida
Insured Fund; MuniYield Michigan Insured Fund, Inc.; MuniYield New Jersey
Insured Fund, Inc.; MuniYield Pennsylvania Insured Fund; Muni Intermediate
Duration Fund, Muni New York Intermediate Duration Fund, Quantitative Master
Series Trust and The S&P 500(R) Protected Equity Fund, Inc.

Dated:  February 28, 2005

         /s/ Robert C. Doll, Jr.                   /s/ Donald C. Burke
 -------------------------------------     -------------------------------------
          Robert C. Doll, Jr.                        Donald C. Burke
    (President/Principal Executive          (Vice President/Treasurer/Principal
       Officer/Director/Trustee)              Financial and Accounting Officer)

          /s/ Donald W. Burton                  /s/ Laurie Simon Hodrick
 -------------------------------------     -------------------------------------
            Donald W. Burton                      Laurie Simon Hodrick
           (Director/Trustee)                      (Director/Trustee)

          /s/ John F. O'Brien                       /s/ David H. Walsh
 -------------------------------------     -------------------------------------
            John F. O'Brien                           David H. Walsh
           (Director/Trustee)                       (Director/Trustee)

          /s/ Fred G. Weiss
 -------------------------------------
            Fred G. Weiss
          (Director/Trustee)